EXHIBIT (e)(2)

SELLING GROUP AGREEMENT

Between: Eaton Vance Distributors, Inc. 255 State Street Boston, MA 02109

And

Dealer Name Address City, State Zip CRD####

As the principal underwriter of the shares of the Eaton Vance Group of Funds (the “Funds”), we, Eaton Vance Distributors, Inc., agree to sell to you shares of each of the Funds, subject to any limitations imposed by any of the Funds and to confirmation by us in each instance of such sale. By your acceptance hereof, you agree to the following terms and conditions:

1.	(a) In the case of a Fund having an initial sales charge (an ‘SC Fund’) (i) you shall sell such shares at the applicable public offering price described in the then-current prospectus of the Fund; and (ii) your discount in respect of such sale shall be as set forth in the applicable schedule of dealer discounts issued by us and in effect at the time of the sale by us to you of such shares. Such schedule shall be subject to change or discontinuance by us from time to time upon notice to you.

(b) In the case of a Fund having a contingent deferred sales charge or early withdrawal charge (a ‘CDSC Fund’) (i) you shall sell such shares at the applicable net asset value described in the then-current prospectus of the Fund; and (ii) your sales commission shall be as set forth in the schedule of sales commissions issued by us and in effect at the time of the sale by us to you of such shares. Such schedule is subject to change or discontinuance by us from time to time upon notice to you.

(c) In addition to the dealer discount, if any, or sales commission, if any, paid or allowed pursuant to the foregoing provisions of this section, we may, at our expense, provide additional promotional incentives or payments to dealers. Any such payment shall be made in the manner set forth in the schedule of distribution (or service) plan payments issued by us and in effect at the time such payment is made. Such schedule is subject to change or discontinuance by us from time to time upon notice to you.

(d) Each sale is always made subject to confirmation by us at the public offering price next computed after receipt of the order.

2.	(a) You hereby agree (i) to exercise your best efforts to find purchasers for the shares of the Funds, (ii) to furnish to each person to whom any sale is made a copy of the then-
current prospectus of the applicable Fund in accordance with and at the times required by all applicable laws, including without limitation the Securities Act of 1933, as amended, and any state securities laws, (iii) to transmit to us promptly upon receipt any and all orders received by you, and (iv) to pay to us the offering price, less any dealer discount to which you are entitled, with in three business days of our acceptance of your order or such shorter time as may be required by law. If such payment is not received within said time period, we reserve the right, without prior notice, to cancel the sale, or at our option to return the shares to the issuer for redemption or repurchase. You agree that, in the latter case, we shall have the right to hold you responsible for any loss resulting to us.
Should payment be made by check on your local bank, liquidation of shares may be delayed pending clearance of your check. You agree to issue confirmations promptly for all accepted purchase orders for accounts held in street name. All sales shall be subject to our confirmation. All orders are subject to acceptance or rejection by us in our sole discretion, and by the Funds in their sole discretion. The procedures stated herein shall be subject to instructions, which we may issue from time to time.

(b) You appoint the transfer agent for each Fund as your agent to execute customers'
purchases of Fund shares sold in accordance with the terms and provisions of any account, program, plan, or service established or used by your customers (referred to herein as the ‘account’) and to confirm each such purchase to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such shares and any co-owners of such shares. All sales of Fund shares sold through you hereunder shall be deemed to be made in Boston, Massachusetts, and title to such shares shall pass in Boston, Massachusetts.

(c) You agree to disclose your compensation under this Agreement, together with any other compensation you receive in connection with your customers’ investment in the
Funds, to your customers as required by applicable law.

3.	We will furnish you with such number of copies of the then-current prospectus and statement of additional information (“SAI”) of any of the Funds, and the printed information referred to in paragraph 5 below issued as supplemental thereto, as you may reasonably request. If we provide you with copies of any prospectus or SAI supplements, you agree to affix copies of the supplement as appropriate and distribute only appropriately supplemented prospectuses and SAIs.

4.	Each of us represents to the other that it is a broker-dealer registered under the Securities
Exchange Act of 1934, as amended, and a member of the National Association of
Securities Dealers, Inc. (‘NASD’). In addition, you and we agree as follows:

(a) You shall not purchase Fund shares from us except for the purpose of covering purchase orders already received by you from your customers.

                                                                  2

(b) You shall not withhold placing customers' orders for Fund shares so as to profit yourself as a result of such withholding (e.g., by virtue of a change in the net asset value from that used in determining the offering price to your customers).

(c) If shares of an SC Fund are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of your original purchase order for such shares, you shall forthwith refund to us the full discount allowed to you on the original sale. We shall use reasonable efforts to notify you of such repurchase or redemption within ten business days after the date when the redemption order is received by the Fund in good order. Termination of this agreement will not affect your obligations under this subsection.

(d) If shares of a CDSC Fund other than Eaton Vance Prime Rate Reserves or EV Classic
Senior Floating-Rate Fund are repurchased by the issuing Fund or by us for the account of such Fund or are tendered for redemption within seven business days after confirmation by us of the original purchase order for such shares, you shall forthwith refund to us the full sales commission paid to you on the original sale. We shall use reasonable efforts to notify you of such repurchase or redemption within ten business days after the date when the redemption order is received by the Fund in good order. Termination of this agreement will not affect your obligations under this subsection.

(e) You will not, as principal, purchase Fund shares from a record holder at a price lower than the bid price next quoted by or for the issuing Fund.

(f) You agree that you will not make a secondary market in the shares of Eaton Vance
Prime Rate Reserves or EV Classic Senior Floating-Rate Fund, and you will not purchase or hold shares of either Fund for purposes of resale to your customers.

(g) Nothing in this agreement shall prevent you from selling Fund shares for the account of a record owner to us or the issuing Fund and charging the investor a reasonable charge for handling the transaction, provided you disclose to such record owner that direct redemption of the shares can be accomplished by the record owner without incurring such charge.

(h) You will comply with all applicable laws, rules, and regulations, including the applicable provisions of the Securities Act of 1933, as amended, the applicable rules of the NASD, and the applicable rules and regulations of any jurisdiction in which you sell, directly or indirectly, any shares. You agree not to offer for sale or sell the shares of any
Fund in any jurisdiction in which the shares are not qualified for sale or in which you are not qualified as a broker-dealer.

(i) You acknowledge that nonpublic customer information (as defined in Regulation S-P, including any amendments thereto) of customers of the Funds received from the Funds or us is subject to the limitations on redisclosure and reuse set forth in Section 248.11 of such Regulation, and you agree such information (i) shall not be disclosed to any third

3

party for any purpose without the written consent of the Funds unless permitted by exceptions 248.14 or 248.15 of such Regulation and (ii) shall be safeguarded pursuant to procedures adopted under Section 248.30 of such Regulation if so required.

(j) (1) You hereby certify that you have implemented an anti-money laundering program consistent with the requirements of the USA PATRIOT ACT and all relevant regulations promulgated thereunder (the “PATRIOT ACT”). You further represent that you have taken or shall take appropriate steps to establish and document the identity of a customer when the customer first applies to invest in a
Fund. In respect of each subscription for shares by a customer you shall observe any and all anti-money laundering and other investor or customer identification requirements applicable in respect of such subscription, including but not limited to, obtaining evidence in respect of the identity of a particular investor, such investor’s business or occupation and inquiries concerning the source of the monies used. In particular, you shall not open an account if you have knowledge that such order is part of an effort to conceal funds derived directly or indirectly from any illegal activity, including trafficking in illegal drugs, terrorism or organized crime. You agree to monitor for suspicious transactions and to assist us in monitoring such transactions upon our or the Funds’ request. Further, you undertake to submit your activities related to this Agreement to all the binding laws, rules and regulations applicable to such activity. You also agree to provide documentation confirming the status of any entities deemed exempt from the application of customer identification responsibilities along with their account application. Finally, you agree to retain all related documentation for a period of five years and make such documentation available to a court or other administrative or regulatory body with competent jurisdiction if compelled to do so by applicable law, administrative action or regulation. You will provide the information described above to us upon our reasonable request. Notwithstanding the foregoing, we and the Funds each reserve the right to refuse to make any payment to a shareholder if we or the Funds suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws, rules or regulations by any person in any relevant jurisdiction or if such refusal is considered necessary or appropriate to ensure the compliance of us or the Funds with any such laws, rules or regulations in any relevant jurisdiction.

(2) By performing your obligations as described in item 4(j)(1) above, you hereby agree to undertake the customer identification responsibilities of the Funds contemplated by the PATRIOT ACT. You further agree that no less than annually you shall certify to Eaton Vance that you will continue to satisfy the Funds customer identification responsibilities in the manner contemplated herein.

4

(k) (1)	You agree to provide us or the Fund, upon written request, the taxpayer identification number (or, if applicable, the individual/international taxpayer identification number (“ITIN”) or other government issued identifier (“GII”)) (taxpayer identification numbers, ITINs and GIIs are collectively referred to in this item 4(k) as
”TINs”), if known, of any or all shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by you during the period covered by the request. Requests must set forth a specific period, not to exceed 90 days from the date of the request, for which transaction information is sought. We or the
Fund may request transaction information older than 90 days from the date of the request as we or the Fund deem necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. You agree to provide, promptly upon request of us or the Fund, the requested information specified above. If requested by us or the Fund, you agree to use your best efforts to determine promptly whether any specific person about whom you have received the identification and transaction information specified above is itself an intermediary (“indirect intermediary”) and, upon further request of us or the Fund, promptly either (i) provide (or arrange to have provided) to us or the Fund the requested information for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. You additionally agree to inform us or the Fund whether you plan to perform (i) or (ii).
Responses required by this item 4(k)(1) must be communicated in writing and in a format mutually agreed upon by you and us. To the extent practicable, the format for any transaction information provided to us or the Fund should be consistent with the NSCC Standardized Data Reporting Format. We agree not to use the information received for marketing or any other similar purpose without your prior written consent.

(2) You agree to execute written instructions from us or the Fund to restrict or prohibit further purchases or exchanges of shares by a shareholder that has been identified by us or the Fund as having engaged in transactions of the Fund’s shares
(directly or indirectly through your account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. Our instructions to restrict or prohibit trading will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, our instructions will include an equivalent identifying number of the shareholder(s) or account(s) or other information agreed upon by you and us to which the instruction relates. You agree to execute instructions from us or the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by you. You will provide written confirmation to us or the Fund that

5

instructions from us or the Fund to restrict or prohibit trading have been executed.
You agree to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(3) Definitions. For purposes of this item 4(k) the following terms shall have the meaning hereinafter set forth:

(i) ‘Fund’ shall mean any one of the Eaton Vance Group of Funds and shall includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in Rule 22c-2(b) under the
Investment Company Act of 1940.

(ii) ‘Intermediary’ shall mean “financial intermediary” as defined in Rule 22c-2 under the Investment Company Act of 1940.

(iii) ‘Shares’ shall mean the interests of shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment
Company Act of 1940 that are held by you.

(iv) ‘Shareholder’ shall mean the beneficial owner of shares, whether the shares are held directly or by you in nominee name. In the case of retirement plan recordkeepers, the term ‘shareholder’ means the plan participant notwithstanding that the plan may be deemed to be the beneficial owner of shares.

(v) ‘Promptly’ shall mean as soon as practicable but in no event later than 20 business days from your receipt of the request for information from us or the
Funds.

5.	You will offer and sell the shares only in accordance with the terms and conditions of the current prospectus and statement of additional information of the applicable Fund. In offering and selling shares under this agreement, you shall be acting, as principal, and nothing herein shall be construed to constitute you or any of your agents, employees, or representatives as our agent or employee, or as an agent or employee of the Funds. You are not authorized to make any representations on our behalf. No person is authorized to make any representations concerning Fund shares except those contained in the then-
current prospectus and statement of additional information of the Fund in question and in such printed information subsequently issued to you by us or by the Funds for the purpose as supplemental to such prospectus and statement of additional information. In buying
Fund shares from us or selling shares to us hereunder, you shall rely solely on the representations contained in the appropriate prospectus and statement of additional information and in the supplemental information mentioned in the preceding sentence.
You agree that you will not use any other offering materials for the Funds without our written consent.

6

6.	To the extent not contravened herein, if you wish to make available Eaton Vance
Charitable Gift Products, it being understood that the pooled income funds (“PIFs”) and donor-advised funds (the “Gift Trust”) are not investment companies registered under the
Investment Company Act of 1940 and their units are not registered under the Securities
Act of 1933, we further agree as follows:

(a) Units of the PIFs may be made available by you and sold to your customers subject to the commissions and fees, and other terms, set forth in the then current offering documents for the PIFs and the compensation schedule we provide to you from time to time.

(b) Units of the Gift Trust may be made available by you and sold to your customers subject to the service fees, and other terms, set forth in the then current offering document for the Gift Trust and the compensation schedule we provide you from time to time. No compensation will be paid for the solicitation of charitable donations or for the receipt of contributions; compensation is based solely upon Donor services rendered during the life of an Account. Attached as Exhibit A is a list of the types of ongoing services you should provide.

(c) Each sale is subject to acceptance by a PIF or the Gift Trust of your customer’s contribution and confirmation by us of the sale. You shall use reasonable efforts to ensure that only cash or eligible in-kind assets are contributed and the requisite subscription forms are properly completed. You cannot act as a dealer by purchasing units for resale to your customers.

(d) We will furnish you with such number of offering documents of the Charitable Gift
Products as you may reasonably request. You agree that each donor shall receive the then current disclosure document prior to or at the time of sale. No person is authorized to make any representations concerning the PIFs or Gift Trust and their units except those contained in the then current offering materials we provide to you, and you agree not to use any other materials in connection with the offering and sale of PIF and or Gift Trust units without our written consent.

7.	We reserve the right in our discretion, without notice, to suspend sales or to withdraw the offering of Fund shares, in whole or in part, or to make a limited offering of Fund shares.
Either of us may cancel this agreement upon ten days' written notice to the other. We may terminate this agreement for cause upon the violation by you of any of the provisions hereof; such termination to become effective on the date such notice of termination is mailed to you.

Upon written notice to you, we may change or amend any provision of this agreement or restate this agreement in its entirety and any such change, amendment or restatement shall become binding on you and us on the date of your first order for shares of any Fund sold to you by us subsequent to our furnishing a copy of such notice to you. Upon written notice to you, we may change or discontinue any schedule or schedules of dealer

7

discounts, of sales commissions and of distribution plan payments from time to time and we may issue a new or replacement schedule or schedules of dealer discounts, of sales commissions, or of distribution plan payments. You hereby agree that you shall have no right or interest in any type or level of discount, sales commission, distribution assistance payment, or service fee, or right to expect or to rely upon the continuance in effect of any thereof, and that you shall have no claim against us or any Fund by virtue of any change or diminution in the rate or amount of, or discontinuance of, any discount, sales commission, distribution assistance payment or service fee in connection with shares of any Fund. Upon your ceasing to be a member of the NASD, this agreement shall automatically terminate.

8.	As used herein, the following terms shall have the meaning hereinafter set forth (unless a different meaning is plainly required by the context):

(a) ‘Eaton Vance Group of Funds’ shall mean the investment companies the shares of which from time to time shall be offered by us as principal underwriter for sale to you hereunder and which are designated by us as such from time to time by notice to you.

(b) ‘Fund’ shall mean any one of the Eaton Vance Group of Funds.

(c) ‘Eaton Vance Charitable Gift Products” shall mean those products offered from time to time by The U.S. Charitable Gift Trust (the “Gift Trust”), a nonprofit, public charity which receives donations from individuals, corporations and others and makes grants to numerous charitable organizations throughout the United States, including charities selected by the Gift Trust and those recommended by donors and others authorized by the donor to make grant recommendations.

9.	As general distributor of the Funds, we shall have full authority to take such action, as we may deem advisable in respect of all matters pertaining to the distribution of shares. We shall not be under any obligation to you except for obligations expressly assumed by us in this contract.

10.	All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed, telegraphed or facsimile to you at the address specified by you below. If you are already a member of our selling group, this agreement amends and restates our existing agreement and shall become binding on you and us on the date of your first order for shares of any Fund sold to you by us subsequent to our furnishing a copy of this agreement to you. If you are about to become a new member of our selling group, this agreement shall become binding upon receipt by us in Boston of a counterpart hereof duly accepted and signed by you. This agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts (other than conflicts of laws rules).

8

11.	All books, records, information and data pertaining to the business of the other party
(“Confidential Information”) that are exchanged or received in connection with this
Agreement shall be kept confidential and shall not be voluntarily disclosed to any other person, except (a) if such information is already publicly available, (b) as may be required solely for the purpose of carrying out a party’s duties and responsibilities under this
Agreement, (c) as required by order or demand of a court or other governmental or regulatory body or as otherwise required by law, (d) as may be required to be disclosed to a party’s attorneys, accountants, regulatory examiners or insurers for legitimate business purposes, or (e) with the express prior written permission of the other party.

Signature page follows.

9

10

Exhibit A

Donor Advised Fund Sample Donor Services

     1. Monitoring the investment performance of the trust fund of the Gift Trust in which a Donor’s assets are invested, consideration of whether such performance is consistent with the Donor’s expectations and charitable giving desires, and consideration of whether the transfer of a Donor’s Account from one trust fund to another trust fund should be recommended;

     2. Monitoring of the timely investment of a Donor’s contribution into the trust fund of the Gift Trust selected by the Donor, monitoring the posting of income to the Donor’s Account and monitoring the assessment of any administrative charges;

     3. Maintaining a working knowledge of the Gift Trust’s operations (including information provided through the internet), maintaining a current knowledge of income and estate tax rules sufficient to provide ongoing Donor assistance, and counseling the Donor regarding how the Donor’s Account is helping achieve the Donor’s overall philanthropic and estate planning strategies and goals;

     4. Helping to select Donor Advisors and Successor Donor Advisors, providing assistance in completing necessary forms to name Donor Advisors and Successor Donor Advisors, and serving as a Donor Advisor or Successor Donor Advisor at the request of a Donor;

     5. Providing assistance in selecting qualified charities (or categories of permitted charitable purposes) to which grants can be made, providing assistance in completing and submitting grant recommendation forms for Donors, monitoring the making of grants, assistance in establishing or changing a periodic grant recommendation program, assistance in making a final grant recommendation for small accounts, coordination with a Donor in the event a grant recommendation is not approved by the Directors of the Gift Trust or if additional Donor instructions are requested, and coordination with a Donor in the event the Gift Trust’s minimum grant activity requirement necessitates a grant be made from a Donor’s account;

     6. Coordination between a Donor and the Donor’s tax advisor, including providing information about the Gift Trust needed for the Donor to claim an income tax deduction, providing information about securities contributed in-kind necessary to complete IRS Form 8283 and ensuring the Donor receives an appropriate written acknowledgement of contributions from the Trustee of the Gift Trust;

     7. Providing assistance in changing the name of a Donor Account, providing instructions regarding the content of grant acknowledgement letters sent to charities, and providing assistance in changing the Account address of record;

     8. Providing assistance to Successor Donor Advisors upon death of the Donor or any Donor Advisors, including assisting the Successor Donor Advisor(s) in establishing his or her rights as such (which may require submitting to the Trustee of the Gift Trust a death certificate and information verifying the identity of the successor Donor Adviser);

     9. Helping ensure that after a contribution is made Donors understand the material terms of the Gifting Booklet as revised and in effect from time to time, including the prohibition on Donors receiving a personal benefit from a grant made by the Gift Trust; and

     10. Serving as a liaison between the Trustee of the Gift Trust and Donors, including communicating information about a Donor’s account history, status of grant recommendations, status of trust fund transfer requests, and status of Donor Account change of registration requests.

Note: The foregoing is intended to provide examples of the types of services required. The product is complex and servicing may be time-consuming. The operations of financial advisors and the needs of Donors will vary and affect actual services rendered.